Exhibit 10.1

WARRANT AMENDMENT

This Amendment of Warrants (the “Amendment”) is entered into as of September 18, 2015 by and between Semler Scientific, Inc., a Delaware corporation (the “Company”), and those holders of outstanding warrants to purchase shares of its common stock named on the signature page hereto (the “Warrantholders”).

W I T N E S S E T H

WHEREAS, the Company has issued to the Warrantholders those warrants, now exercisable for common stock of the Company in accordance with their terms, as set forth on Exhibit A hereto (the “Warrants”);

WHEREAS, the Warrants currently expire on such dates as set forth on Exhibit A hereto, and the Company and the Warrantholders desire to amend each of the Warrants as set forth herein to amend the expiration dates as provided on Exhibit A hereto;

WHEREAS, the terms of the Warrants provide that such Warrants may only be amended by a written instrument referencing such Warrant and signed by the Company and the holders of Warrants representing not less than a majority of the Shares issuable upon exercise of any and all outstanding Warrants, which majority does not need to include the consent of the holder of such Warrant.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, parties hereto agree as follows:

A G R E E D

1.           Section 8(a) of each of the Warrants is hereby amended and restated, in its entirety, to read as follows:

“(a)        5:00 p.m., Pacific time, on July 31, 2023.”

2.           This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state. This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the Warrantholder; provided, however, that each of the Warrants shall continue to be amendable pursuant to its terms. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment. Except as amended hereby, each of the Warrants shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment of Warrants is executed effective as of the date first written above.

SEMLER SCIENTIFIC, INC.

By:	/s/ Daniel E. Conger

Name	Daniel E. Conger

Title:	VP, Finance

WARRANTHOLDERS

Douglas Murphy Chutorian

/s/ Douglas Murphy-Chutorian

Gregory S. Garfield

/s/ Gregory S. Garfield

Dennis Rosenberg

/s/ Dennis Rosenberg

EXHIBIT A

Warrantholder	# of shares of SMLR common stock subject to Warrant	Current Expiration Date	Amended Expiration Date

Douglas Murphy-Chutorian	16,390	July 31, 2016	July 31, 2023

Douglas Murphy-Chutorian	22,517	July 31, 2016	July 31, 2023

Douglas Murphy-Chutorian	29,890	July 31, 2016	July 31, 2023

Douglas Murphy-Chutorian	65,542	July 31, 2016	July 31, 2023

Douglas Murphy-Chutorian	60,000	July 31, 2016	July 31, 2023

Douglas Murphy-Chutorian	16,875	June 30, 2023	July 31, 2023

Douglas Murphy-Chutorian	25,000	June 30, 2022	July 31, 2023

Gregory S. Garfield	12,000	July 31, 2016	July 31, 2023

Dennis Rosenberg	40,000	July 31, 2016	July 31, 2023